UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

2050 MOTORS, INC.

(Exact name of Registrant as specified in its Charter)

California	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1340 Brook Street, Unit M, St. Charles, Illinois 60714

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

2050 Motors, Inc. is referred to herein as “we”, “us”, or “us”

Item 8.01 Other Events

On May 14, 2019, to eliminate any confusion regarding the future direction of the Company and to provide transparency and clarity for our investors, our Board of Directors approved the dissolution of our wholly owned subsidiary, 2050 Motors, Inc., a Nevada corporation doing business under the same name as our publicly traded company, 2050 Motors, Inc., a California corporation. Additionally, our Board of Directors approved the termination of any and all discussions and prior agreements with Aoxin Motors regarding the importation of electric vehicles to be made by Aoxin Motors in China into the United States. Our termination was driven by Aoxin Motors’ failure to obtain the necessary license(s) to manufacture e-GO electric vehicles, which have been under development since 2012. In April 2018, we designated a representative in China to contact Aoxin Motors on 2050’s behalf. The responses to our representative’s requests for information were unsatisfactory and incomplete and confirmed that the contemplated opportunity was no longer active.

Accordingly, on May 14, 2019, we filed paperwork with the Secretary of State of Nevada to dissolve our wholly owned subsidiary, 2050 Motors, Inc., a Nevada corporation. Further, for removal of all doubt as to our legacy business in China, we have sent correspondence to Aoxin Motors terminating any and all discussions and agreements with Aoxin Motors and 2050 Motors, Inc. None of these corporate actions hinder or change the Company’s current business incubation strategy including existing, announced and/or potential investments in ERide Club Corp. (www.erideclub.com), CLEC Networks, KANAB CORP. (www.kanab.club), EDGE FiberNet Inc. (www.edgefibernet.com), Mobicard Inc. aka Peer to Peer Network (www.freemobicard.com), or other entities.

Regarding expenses related to the dissolution of 2050 Motors, Inc., our wholly owned subsidiary in Nevada, we expect them to be immaterial to our consolidated financial results and reporting as we wrote off our license and vehicle deposits with Aoxin Motors during the nine months ended September 30, 2018. We have sent demand letters to former management for an itemization of all assets and liabilities of the 2050 Motors, Inc. Nevada subsidiary, but they have been ignored. As a result, we are assessing our legal remedies to recover the assets of the business from former management, employees, contractors, affiliates and representatives and are reporting the matter to the Secretaries of State in Nevada and California and other appropriate regulatory bodies and government agencies.

Item 9.01. Exhibits

(a) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Correspondence with Aoxin Motors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2050 MOTORS, INC.

Date: May 15, 2019	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer